Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

Power Solutions International Announces Receipt of Nasdaq Delisting Notice;

Common Stock Expected to Be Quoted on the OTC Pink Market

WOOD DALE, Ill., April 18, 2017 — Power Solutions International, Inc. (“the Company”) (Nasdaq:PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, announced that on April 17, 2017, the Company received notification from The NASDAQ Stock Market LLC (“Nasdaq”) that the Hearings Panel has determined to delist the Company’s common stock from Nasdaq, and will suspend trading in the shares effective at the open of business on April 19, 2017. The Nasdaq Hearings Panel’s determination was made in connection with the Company’s non-compliance with Securities and Exchange Act (“SEC”) filing requirements as set forth in Nasdaq Listing Rule 5250(c)(1).

Following the suspension of trading on Nasdaq, the Company expects its common stock will be quoted on the OTC Pink market electronic quotation service operated by OTC Markets Group Inc. until such time as the Company becomes current in its reporting obligations with the SEC and seeks to relist the common stock on a national exchange. The common stock will continue to trade under the symbol PSIX. For quotes or additional information on the OTC Pink market, please visit http://www.otcmarkets.com.

Ray Anderson, interim chief executive officer, commented, “While we are disappointed with the Nasdaq delisting, it does not in any way impact our strategic collaboration agreement with Weichai, our business activities, or our valued relationships with customers, suppliers and employees. We remain focused on driving the adoption of our engines and technologies across the globe as we strive to generate sustainable sales growth and profitability. At the same time, we continue to diligently work to restate our financials and become current with our reporting obligations with the SEC. Once that process is complete, we will seek to relist the Company’s common stock on a major exchange. We are appreciative of Weichai’s support as we work to become compliant and look forward to executing on the multiple growth and cost savings opportunities we believe we can achieve through our partnership.”

The Company currently anticipates completing the restatement and becoming current with all of its SEC filings by August of 2017; however, there can be no assurance that the process will be completed by that time.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers powertrains purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets, which includes work trucks, school and transit buses, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, distributed generation, demand response, and co-generation power (CHP) applications; and mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s former independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; any adverse effects on the Company’s business resulting from Nasdaq’s delisting of the Company’s common stock; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; the inability to re-list the Company’s common stock on a securities exchange and any delays in obtaining such listing; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company’s relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, changed circumstances, future events or otherwise.

Contact:

Power Solutions International, Inc.

Jeremy Lessaris

VP of Global Marketing & Communications

+1 (630) 350-9400

jlessaris@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com